Exhibit 99.1

Grocery Outlet Holding Corp. Announces Fourth Quarter and Fiscal 2021 Financial Results
Emeryville, CA – March 1, 2022 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the fourth quarter and full fiscal year 2021 ended January 1, 2022.
Highlights for Fourth Quarter Fiscal 2021 as compared to the Fourth Quarter Fiscal 2020:
•Net sales decreased by 3.0% to $782.7 million. The fourth quarter of fiscal 2020 contained one additional week, which represented $53.3 million in net sales.
•On a 13-week basis, comparable store sales decreased by 1.2% compared to a 7.9% increase in the prior year period.
•The Company opened eight new stores ending the quarter with 415 stores in seven states.
•Net income decreased 72.6% to $6.6 million, or $0.07 per diluted share.
•Adjusted EBITDA(1) decreased 7.5% to $47.4 million.
•Adjusted net income(1) decreased 17.5% to $20.0 million, or $0.20 per adjusted diluted share(1).
Eric Lindberg, CEO of Grocery Outlet, stated, "We are pleased with our fourth quarter results as we delivered better-than-expected topline and gross margin performance. Through the tireless efforts of our independent operators along with our unique and flexible buying model, we continue to deliver unbeatable value and service to our customers and local communities. As we look forward, we are confident that the strength of our differentiated model combined with our strategic initiatives and a more favorable operating environment position us well for long term growth."

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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Highlights for the Full Year Fiscal 2021 as compared to the Full Year Fiscal 2020:
•Net sales decreased by 1.8% to $3.08 billion. Fiscal year 2020 contained one additional week, which represented $53.3 million in net sales.
•On a 52-week basis, comparable store sales decreased by 6.0% compared to a 12.7% increase in the prior year.
•The Company opened 36 new stores and closed one store during the year.
•Net income decreased 41.6% to $62.3 million, or $0.63 per diluted share.
•Adjusted EBITDA(1) decreased 11.0% to $198.5 million.
•Adjusted net income(1) decreased 20.2% to $89.9 million, or $0.90 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $140.1 million at the end of the fourth quarter of fiscal 2021.
•Total debt was $451.5 million at the end of the fourth quarter of fiscal 2021, net of unamortized discounts and debt issuance costs.
•Net cash provided by operating activities during the full year fiscal 2021 was $165.6 million.
•Capital expenditures for full year fiscal 2021, before the impact of tenant improvement allowances, were $133.2 million. Capital expenditures for full year fiscal 2021, net of tenant improvement allowances, were $114.2 million.

Outlook:
The Company is providing the following outlook for its full fiscal year 2022:

New store openings, net	28
Net sales	$3.33 billion to $3.38 billion
Comparable store sales increase	4.0% to 5.0%
Gross margin	~30.6%
Adjusted EBITDA(1)	$210 million to $217 million
Adjusted earnings per share — diluted(1)	$0.92 to $0.97
Capital expenditures (net of tenant improvement allowances)	~$115 million
•The Company anticipates comparable store sales for the first quarter will increase approximately 3% versus the prior year. In addition, the Company expects to open four new stores, net of one closure, during the quarter.
Charles Bracher, CFO of Grocery Outlet, commented, "We are pleased with the acceleration in top line trends in the fourth quarter and encouraged to see continued momentum into the first quarter of 2022. Looking ahead, we remain committed to driving long-term shareholder value by continuing to invest in our growth initiatives and providing our customers with the extreme value and WOW! shopping experience that is core to our model."

Conference Call Information:
A conference call to discuss the fourth quarter and full year fiscal 2021 financial results is scheduled for today, March 1, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call, using conference ID #13726487. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921. The pin number to access the telephone replay is 13726487. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, non-cash rent, asset impairment and gain or loss on disposition, provision for (write-off of) accounts receivable reserves and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in release other than statements of historical fact, including statements regarding prospects of the industry and the Company's outlook, prospects, plans, share repurchases, business, results of operations, financial position, future financial performance and business strategy may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; inflation and other changes affecting the market prices of the products the Company sells; failure to open, relocate or remodel stores on schedule and on budget; risks associated with newly opened stores; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to participate effectively in the growing online retail marketplace; natural or man-made disasters, unusual weather conditions (which may become more frequent due to climate change), power outages, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; unexpected costs and negative effects if the Company incurs losses not covered by insurance; inability to attract, train and retain highly qualified employees; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; the outbreak of COVID-19 and its variants; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; material disruption to information technology systems; risks associated with products the Company and its independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent reports on Forms 10-Q and 10-K. Such risk factors may be updated from time to time in the Company's periodic filings with the SEC. The Company's periodic filings are accessible on the SEC's website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks or assess the impact of all factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 410 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada and New Jersey.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia
510-704-2816
abhatia@cfgo.com

Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net sales	$782,701	$806,821	$3,079,582	$3,134,640
Cost of sales	540,752	562,434	2,130,796	2,161,293
Gross profit	241,949	244,387	948,786	973,347
Operating expenses:
Selling, general and administrative	200,593	197,596	773,718	772,409
Depreciation and amortization	18,361	15,188	68,358	55,479
Share-based compensation	7,564	3,775	17,615	38,084
Total operating expenses	226,518	216,559	859,691	865,972
Income from operations	15,431	27,828	89,095	107,375
Other expenses (income):
Interest expense, net	3,786	4,106	15,564	20,043
Gain on insurance recoveries	—	—	(3,970)	—
Debt extinguishment and modification costs	—	—	—	198
Total other expenses (income)	3,786	4,106	11,594	20,241
Income before income taxes	11,645	23,722	77,501	87,134
Income tax expense (benefit)	5,006	(542)	15,191	(19,579)
Net income and comprehensive income	$6,639	$24,264	$62,310	$106,713
Basic earnings per share	$0.07	$0.26	$0.65	$1.16
Diluted earnings per share	$0.07	$0.24	$0.63	$1.08
Weighted average shares outstanding:
Basic	96,092	94,299	95,725	91,818
Diluted	99,103	99,470	99,418	98,452

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 1, 2022	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$140,085	$105,326
Independent operator receivables and current portion of independent operator notes, net of allowance	7,219	5,443
Other accounts receivable, net of allowance	3,159	5,950
Merchandise inventories	275,502	245,157
Prepaid expenses and other current assets	16,780	20,081
Total current assets	442,745	381,957
Independent operator notes, net of allowance	21,516	27,440
Property and equipment, net	499,387	433,652
Operating lease right-of-use assets	898,152	835,397
Intangible assets, net	51,921	48,226
Goodwill	747,943	747,943
Deferred income tax assets, net	—	3,529
Other assets	8,144	7,480
Total assets	$2,669,808	$2,485,624
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$122,110	$114,278
Accrued expenses	49,025	35,699
Accrued compensation	8,450	26,447
Current lease liabilities	51,136	48,675
Income and other taxes payable	7,185	7,547
Total current liabilities	237,906	232,646
Long-term debt, net	451,468	449,233
Deferred income tax liabilities, net	9,416	—
Long-term lease liabilities	961,746	881,438
Total liabilities	1,660,536	1,563,317
Stockholders' equity:
Voting common stock	96	95
Series A preferred stock	—	—
Additional paid-in capital	811,701	787,047
Retained earnings	197,475	135,165
Total stockholders' equity	1,009,272	922,307
Total liabilities and stockholders' equity	$2,669,808	$2,485,624

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	52 Weeks Ended	53 Weeks Ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$62,310	$106,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	63,442	50,749
Amortization of intangible and other assets	7,682	7,302
Amortization of debt issuance costs and discounts	2,511	2,452
Gain on insurance recoveries	(3,970)	—
Debt extinguishment and modification costs	—	198
Share-based compensation	17,615	38,084
Provision for independent operator notes, independent operator receivables and other accounts receivable	4,813	(456)
Proceeds from insurance recoveries - business interruption and inventory	2,103	479
Deferred income taxes	12,944	(19,578)
Other	1,251	1,954
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(21)	(4,943)
Merchandise inventories	(30,345)	(25,737)
Prepaid expenses and other current assets	3,301	(6,628)
Income and other taxes payable	(362)	2,906
Trade accounts payable, accrued compensation and other accrued expenses	3,179	4,778
Changes in operating lease assets and liabilities, net	19,134	22,964
Net cash provided by operating activities	165,587	181,237
Cash flows from investing activities:
Advances to independent operators	(10,024)	(10,372)
Repayments of advances from independent operators	4,563	6,793
Purchases of property and equipment	(123,384)	(124,920)
Proceeds from sales of assets	37	269
Investments in intangible assets and licenses	(9,772)	(5,861)
Proceeds from insurance recoveries - property and equipment	1,867	305
Net cash used in investing activities	(136,713)	(133,786)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,226	32,604
Proceeds from revolving credit facility loan	—	90,000
Principal payments on revolving credit facility loan	—	(90,000)
Payments made for net settlement of employee share-based awards	—	(483)
Principal payments on term loans	—	(188)
Principal payments on other borrowings	(1,155)	(1,024)
Dividends paid	(186)	(434)
Debt issuance costs paid	—	(701)
Net cash provided by financing activities	5,885	29,774
Net increase in cash and cash equivalents	34,759	77,225
Cash and cash equivalents at beginning of period	105,326	28,101
Cash and cash equivalents at end of period	$140,085	$105,326

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net income	$6,639	$24,264	$62,310	$106,713
Interest expense, net	3,786	4,106	15,564	20,043
Income tax expense (benefit)	5,006	(542)	15,191	(19,579)
Depreciation and amortization expenses (1)	19,079	15,798	71,124	58,051
EBITDA	34,510	43,626	164,189	165,228
Share-based compensation expenses (2)	7,564	3,775	17,615	38,084
Non-cash rent (3)	2,393	3,025	10,753	10,673
Asset impairment and gain or loss on disposition (4)	298	569	1,241	1,727
Provision for accounts receivable reserves (5)	1,284	(777)	4,813	(456)
Other (6)	1,347	1,001	(153)	7,666
Adjusted EBITDA	$47,396	$51,219	$198,458	$222,922

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net income	$6,639	$24,264	$62,310	$106,713
Share-based compensation expenses (2)	7,564	3,775	17,615	38,084
Non-cash rent (3)	2,393	3,025	10,753	10,673
Asset impairment and gain or loss on disposition (4)	298	569	1,241	1,727
Provision for (write off of) accounts receivable reserves (5)	1,284	(777)	4,813	(456)
Other (6)	1,347	1,001	(153)	7,666
Amortization of purchase accounting assets and deferred financing costs (7)	2,992	2,985	11,821	11,808
Tax adjustment to normalize effective tax rate (8)	1,597	(7,631)	(5,928)	(44,089)
Tax effect of total adjustments (9)	(4,100)	(2,963)	(12,559)	(19,461)
Adjusted net income	$20,014	$24,248	$89,913	$112,665

GAAP earnings per share
Basic	$0.07	$0.26	$0.65	$1.16
Diluted	$0.07	$0.24	$0.63	$1.08
Adjusted earnings per share
Basic	$0.21	$0.26	$0.94	$1.23
Diluted	$0.20	$0.24	$0.90	$1.14
Weighted average shares outstanding
Basic	96,092	94,299	95,725	91,818
Diluted	99,103	99,470	99,418	98,452

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(1)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant store growth in recent years.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as gain on insurance recoveries, technology upgrade implementation costs, personnel-related costs, costs related to employer payroll taxes associated with equity awards, legal settlements and other legal expenses, store closing costs, strategic project costs, secondary equity offering transaction costs, debt extinguishment and modification costs, and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.